PERFORMANCE-BASED RESTRICTED STOCK UNIT
AGREEMENT FOR EMPLOYEES
PURSUANT TO THE
MIDSOUTH BANCORP, INC.
2018 LONG-TERM INCENTIVE COMPENSATION PLAN
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Participant:     __________________________
Grant Date:    __________________________
Number of Restricted Stock Units Granted: ____________
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THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT FOR EMPLOYEES (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”), and the Participant specified above, pursuant to the MidSouth Bancorp 2018 Long-Term Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the performance-based Restricted Stock Units (“RSUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.    Grant of Performance-Based Restricted Stock Units. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of performance-based RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the performance-based RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.    Vesting.
(a)    Vesting. Except as otherwise provided below, the RSUs shall be considered “performance-based” and shall become vested and payable as of the date after the completion of the measurement period set forth on Exhibit A (the “Measurement Period”) that the Committee certifies achievement, if any, of the Performance Objectives (the “RSUs Determination Date”) with respect to that number of performance-based RSUs set forth on Exhibit A that correlates to the level of the Performance Objectives achieved, if any, as set forth on Exhibit A, as determined by the Committee in its sole discretion, provided the Participant has not incurred a Termination of Service prior to the RSUs Determination Date. Notwithstanding any other provision of this Agreement, except as described below in Section 3(b), none of the performance-based RSUs shall become vested and payable if the Performance Objectives set forth on Exhibit A are not achieved for the Measurement Period.
(b)    Change of Control. In the event of a Change of Control prior to the end of the Measurement Period, the performance-based RSUs shall become vested and payable on the date of such Change of Control at the greater of (i) actual achievement of the Performance Objectives as of the Change of Control and (ii) as if the target level of the Performance Objectives was achieved and, for purposes of this clause (ii) only, prorated based on the period elapsed between the beginning of the Measurement Period and the date of the Change of Control, provided the Participant has not incurred a Termination of Service prior to the date of the Change of Control. In the event of the occurrence of such a Change of Control after the Measurement Period and before the RSUs Determination Date, the performance-based RSUs shall become vested and payable on the date of such Change in Control based on the level of the Performance Objectives achieved for the Measurement Period, provided the Participant has not incurred a Termination of Service prior to the Change of Control.
(c)    Forfeiture. Except as otherwise set forth herein, if the Participant incurs a Termination of Service prior to the RSUs Determination Date (including due to Participant's death or Disability), all performance-based RSUs that are not then vested and payable shall be forfeited without any payment whatsoever to the Participant.
(d)    Termination of Service. For purposes of this Agreement, Termination of Service shall mean (i) (A) if the Participant is an employee, that the Participant has terminated employment with the Company and its Subsidiaries, (B) if the Participant is a consultant, that the Participant is no longer serving as a consultant to the Company or any Subsidiary or (C) if the Participant is a director, that the Participant has ceased being a director of the Company or any Subsidiary or (ii) when the entity that employs the Participant as an employee or consultant, or on whose board of directors the Participant is serving, ceases to be a Subsidiary, unless the Participant otherwise is, or thereupon becomes, an employee, consultant or director of the Company or another Subsidiary at the time such entity ceases to be a Subsidiary. In the event the Participant becomes an employee, consultant or director upon termination of the Participant’s employment, consulting relationship or service on the board of directors, unless the Committee determines otherwise, in its sole discretion, no Termination of Service will be deemed to have occurred until such time as the Participant is no longer an employee, consultant or director of the Company or any Subsidiary.

(e)    No Rights as a Shareholder. Before the performance-based RSUs become vested and payable and settled in Restricted Stock, the Participant will not have any rights of a shareholder with respect to the underlying shares of Common Stock and will not have any rights to receive dividends on or vote such shares of Common Stock.
4.    Delivery of Shares.
(a)    Settlement of RSUs.
(i)    Committee Certification. As soon as practicable after the completion of the Measurement Period, the Committee will determine to what extent, if any, that the Performance Objectives have been achieved for the Measurement Period and the resulting number, if any, of performance-based RSUs that have vested and become payable as of the RSUs Determination Date. The Committee’s determination shall be set forth in writing, as part of the minutes of a meeting of the Committee, by unanimous consent or otherwise. Notwithstanding the preceding sentences, a written determination of the Committee shall not be required in the case of any performance-based RSUs that become vested and payable pursuant to the provisions of Section 4(b) above.
(ii)    Issuance of Restricted Stock. As soon as practicable and no later than thirty (30) days after RSUs Determination Date, the Company shall issue shares of Restricted Stock under the Plan in settlement of the RSUs, if any, that have become vested and payable as of the RSU Settlement Date, and such shares of Restricted Stock shall otherwise be subject to the terms of this Section 4. If the performance-based RSUs become vested and payable as of a Change of Control pursuant to the provisions of Section 4(b), however, the shares of Restricted Stock shall be issued to the Participant on the date of such Change of Control, and such shares of Restricted Stock shall be vested and nonforfeitable in full on the date of such Change of Control.
(b)    Terms of the Restricted Stock. The shares of Restricted Stock, if any, issued in settlement of the vested performance-based RSUs are subject to the following terms and conditions:
(i)    Vesting of Restricted Stock.
(1)    Except as provided for in Section 4(a)(ii), 4(b)(i)(2) and 4(b)(i)(3) hereof, the Restricted Stock shall become vested and nonforfeitable at the time set forth on Exhibit A (the “Final Vesting Date”), provided the Participant has not incurred a Termination of Service prior to such Final Vesting Date.
(2)    In the event of a Change of Control after the RSUs Determination Date and prior to the Final Vesting Date, the Restricted Stock shall become vested and nonforfeitable in full on the date of such Change of Control, provided the Participant has not incurred a Termination of Service prior to the date of the Change of Control.
(3)    In the event the Participant incurs a Termination of Service by reason of the Participant’s death or Disability after the RSUs Determination Date and prior to the Final Vesting Date, the Restricted Stock shall become vested and nonforfeitable in full upon the

Participant’s Termination of Service, to the extent not vested previously. For purposes of this Agreement, “Disability” shall have the meaning under Section 22(e)(3) of the Code.
(4)    Except as otherwise set forth herein, if the Participant incurs a Termination of Service prior to the Final Vesting Date, all shares of Restricted Stock that are not then vested in accordance with Section 4(a)(ii), 4(b)(i)(2) or 4(b)(i)(3) shall be forfeited without any payment whatsoever to the Participant.
5.    Dividends; Rights as Stockholder. Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares of Common Stock, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the Restricted Stock becomes vested pursuant to Section 4 hereof. If any dividends or distributions are paid in shares of Common Stock, the shares of Common Stock shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the shares of Restricted Stock granted hereunder.
6.    Non-Transferability. Neither the RSUs nor the Restricted Stock may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs or Restricted Stock as provided herein, unless and until the vested performance-based RSUs are settled by payment of Restricted Stock, the Restricted Stock is vested and non-forfeitable and the Participant has become the holder of record of the vested unrestricted shares of Common Stock.
7.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana, without regard to the choice of law principles thereof.
8.    Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s income and employment tax obligations), which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law with respect to the Restricted Stock and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any unrestricted shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any required withholding obligation with regard to the Participant may be satisfied as set forth in Section 11.7 of the Plan (if permitted by the Committee) by reducing the amount of unrestricted shares of Common Stock otherwise deliverable to the Participant hereunder. If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election in cash, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 8 hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.
9.    Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.
10.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
11.    Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
12.    No Right to Employment or Service. Any questions as to whether and when there has been a Termination of Service and the cause of such Termination of Service shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
13.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
14.    Compliance with Laws. The grant of RSUs and Restricted Stock and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs, the Restricted Stock or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs and the Restricted Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
15.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
16.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
17.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
18.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
19.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs and shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.
20.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
21.    Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs and Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs or Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
MIDSOUTH BANCORP, INC.
By:    __________________________
Name:    __________________________
Title:    __________________________
PARTICIPANT
________________________________
Name:___________________________

EXHIBIT A
TO
MIDSOUTH BANCORP, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Participant Name:	________________________

Number of Performance-Based Restricted Stock Units:	________________________

Measurement Period:	________________________

Performance Objective for RSUs:	________________________

Vesting Schedule for Restricted Stock issued if Performance Objective is Achieved and RSUs become vested:	________________________